The Board of Directors
Synovus Financial Corp.
P.O. Box 120
Columbus, GA  31902



We consent to the use of our tax opinion included herein as Appendix C and to the reference to our firm under the heading of "Experts" and "Tax Opinion" in the prospectus.


Memphis, Tennessee
July 16, 1999
































                                  Exhibit 23.3